UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Waystar Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

Waystar Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-42125	84-2886542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Digital Drive, #300

Lehi, Utah 84043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 492-9782

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2025, the Compensation Committee of the Waystar Holding Corp. (the “Company”) Board of Directors (the “Board”) approved a grant of a target number of 396,197 performance stock units (“PSUs”) to Matt Hawkins, the Company’s Chief Executive Officer, under the Company’s 2024 Equity Incentive Plan (the “Plan”). The number of PSUs that will ultimately vest and be earned will be determined based on the Company’s total shareholder return (“TSR”) relative to a designated peer group consisting of all companies in the S&P SmallCap 600 Information Technology sector index over a four-year performance period beginning on April 1, 2025 and ending on April 1, 2029. Mr. Hawkins may earn up to 200% of the target number of PSUs granted, with no PSUs earned where relative TSR performance is less than the 30th percentile of the peer group, 50% of the target number of PSUs earned where relative TSR performance is at the 30th percentile of the peer group, 100% of the target number of PSUs earned where relative TSR performance is at the 55th percentile of the peer group, and 200% of the target number of PSUs earned if relative TSR performance equals or exceeds the 80th percentile of the peer group. To the extent relative TSR performance is between vesting levels, the portion of the PSUs that are earned will be determined using linear interpolation. Vesting of the PSUs is subject to Mr. Hawkins’ continuous employment with the Company through the end of the performance period. However, if, prior to the end of the performance period, Mr. Hawkins’ employment is terminated by the Company without “Cause” (as defined in the Plan), by Mr. Hawkins for “Good Reason” (as defined in his employment agreement with the Company) or as a result of his death or Disability (as defined in the Plan), he will remain eligible to earn a pro rata portion of the PSUs based on actual performance over the full performance period and prorated based on the portion of the performance period he was employed.

The PSUs are subject to the terms and conditions of the Plan and the award agreement governing the grant. A copy of the form of award agreement governing the PSUs is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 29, 2025, the Company filed a definitive proxy statement on Schedule 14A for the solicitation of proxies in connection with the 2025 annual meeting of the Company’s stockholders (the “Annual Meeting”) to consider, among other proposals, approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to remove the existing limit on the maximum size of the Board. If approved by the Company’s stockholders at the Annual Meeting, the Company intends to promptly file the Certificate of Amendment with the Secretary of the State of Delaware to become effective at the time of filing.

On May 9, 2025, the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the recommended that, upon the Certificate of Amendment becoming effective, the Board expand the size of the Board from ten directors to twelve directors and appoint Aashima Gupta to serve as a Class III director and Michael Roman to serve as a Class I director. The Nominating Committee further recommended that the Board determine that both Ms. Gupta and Mr. Roman be deemed to be independent under the applicable rules and regulations of the Nasdaq Global Select Market and the Corporate Governance Guidelines of the Company. In addition, the Nominating Committee recommended that Ms. Gupta be appointed to the Audit & Risk Committee of the Board and Mr. Roman be appointed to both the Audit and Risk Committee of the Board and the Nominating Committee. Each of Ms. Gupta and Mr. Roman’s appointments are contingent upon approval by the Board and the effectiveness of the Certificate of Amendment.

Ms. Gupta, 54, joined Google Cloud in November 2016 and has served as Global Director, Healthcare Solutions, since November 2018. From January 2015 to November 2016, Ms. Gupta served as Vice President – Digital Transformation – Healthcare at Apigee, a Google Cloud Platform service, and from 2010 to January 2015, Ms. Gupta worked in technology development at Kaiser Permanente, most recently as its Executive Director of Digital Health. Ms. Gupta has served on the board of directors of Neogen, a publicly traded animal and food safety company, since 2022. In addition, she currently serves on the board of directors of Molnlycke Healthcare, a privately held medical technology company, and as a member of the board of advisors of HIMSS, a non-profit.

Mr. Roman, 65, joined 3M Company, a diversified technology and manufacturing company, in 1988 where he served in a variety of roles, most recently as its chief executive officer from July 2018 until his retirement in May 2024. Since April 2021, Mr. Roman has served as a member of the board of directors of Abbott Laboratories. Mr. Roman served as chairman of the board of directors of 3M Company from May 2019 to May 2024 and then as its executive chairman from May 2024 to March 2025.

There are no arrangements or understandings between Ms. Gupta or Mr. Roman and any other person pursuant to which they were recommended by the Nominating Committee to serve as members of the Board and there are no transactions in which either Ms. Gupta or Mr. Roman have a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act of 1934, as amended, if they are appointed to the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance Stock Unit Agreement under the Waystar Holding Corp. 2024 Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 12, 2025	Waystar Holding Corp.

	By:	/s/ Gregory R. Packer
	Name:	Gregory R. Packer
	Title:	Chief Legal Officer

Exhibit 10.1

PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
WAYSTAR HOLDING CORP.
2024 EQUITY INCENTIVE PLAN

Waystar Holding Corp., Delaware corporation (the “Company”), pursuant to its 2024 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the target number of Restricted Stock Units set forth below (referred to herein as “PSUs”). The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant :	[•]

Date of Grant:	[•]

Target Number of Restricted Stock Units (“PSUs”):	[•]

Performance Period:	[•]

Vesting Schedule:	Provided the Participant has not undergone a Termination prior to the applicable vesting date (or event), the PSUs shall vest as to between 0% and 200% of the “Target Number of Restricted Stock Units (“PSUs”)” set forth above based on the satisfaction of the Performance Conditions as set forth on Appendix A attached hereto.

Dividend Equivalents:	The PSUs shall be credited with dividend equivalent payments, as provided in Section 12(c)(iii) of the Plan.

*         *         *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.

Participant[1]

Waystar Holding Corp.

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Performance Stock Unit Grant Notice]

Appendix A

The number of PSUs that will vest will be determined by applying the applicable percentage in the table below to the Target Number of Restricted Stock Units (“PSUs”) set forth in the Performance Stock Unit Grant Notice to which this Appendix A is attached (the “Grant Notice”), based on the performance percentile ranking in the table below:

Performance Percentile Ranking	Percentage of Target Number of PSUs That Vest
[•]	0%
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	200%

The Company’s TSR percentile rank relative to the Peer Group for the Performance Period shall be calculated using the Microsoft Excel function PERCENTRANK.EXC.

The minimum number of PSUs that may vest is zero and the maximum number of PSUs that may vest is 200% of the target number of PSUs granted under the Grant Notice. No PSUs will vest if the percentile rank is below [•] (and all such PSUs will be automatically forfeited).

The date on which such PSUs vest shall be the date on which the Committee certifies the performance percentile ranking achieved (the “Certification Date”) (which certification will occur as soon as practicable, but in no event more than 60 days, following the end of the Performance Period); provided, that such vesting shall be subject to the Participant’s continuous employment with the Service Recipient through the end of the Performance Period or, if earlier, a Qualifying Termination. Any PSUs that do not vest are automatically forfeited, effective as of the last day of the Performance Period.

Change in Control Vesting. If a Change in Control occurs during the Performance Period, then the above calculations will be conducted as though (i) the last day of the Performance Period was the date of the Change in Control and (ii) the Company’s stock price at the end of the Performance Period was the price per share of Common Stock payable in connection with such Change in Control. The number of PSUs resulting from such calculation shall be the number in which the Participant shall vest upon the consummation of such Change in Control. Any PSUs that do not vest in accordance with this paragraph shall automatically be forfeited.

A-1

Qualifying Termination Vesting. If a Qualifying Termination occurs during the Performance Period, then, provided that the Participant at all times complies with of all restrictive covenants by which the Participant is bound (including, without limitation, any covenant not to compete or not to solicit) in any agreement with any member of the Company Group and subject to the “Change in Control Vesting” paragraph above, a number of unvested PSUs will continue to be eligible to vest on the Certification Date based on the level of achievement of the applicable performance goals set forth above in an amount equal to the number of PSUs that would have vested on the Certification Date if the Participant had been in the continuous employment of the Service Recipient through the end of the Performance Period multiplied by a fraction, the numerator of which is the number of days that have elapsed from [•] through the date of such Qualifying Termination and the denominator of which is the total number of days in the Performance Period. Any PSUs that do not vest in accordance with this paragraph shall automatically be forfeited.

“Peer Group” means [•].

“TSR” means total shareholder return as applied to the Company or any member of the Peer Group, defined as (i) the stock price at the end of the Performance Period minus the stock price at the beginning of the Performance Period, plus dividends and distributions made (assuming such dividends or distributions are reinvested in the common stock of the Company or such member of the Peer Group) during the Performance Period, divided by (ii) the stock price at the beginning of the Performance Period, expressed as a percentage return. For purposes of computing TSR, the stock price at the beginning of the Performance Period will be [•] and the stock price at the end of the Performance Period will be [•].

“Qualifying Termination” means any Termination (i) by the Service Recipient without Cause, (ii) by the Participant with Good Reason [(as defined in the Participant’s employment agreement with the Company)], or (iii) as a result of the Participant’s death or Disability.

*         *         *

A-2

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
WAYSTAR HOLDING CORP.
2024 EQUITY INCENTIVE PLAN

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the Waystar Holding Corp. 2024 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), the Company and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.             Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (at target performance) provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one (1) share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new grant notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2.             Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

3.             Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half (2.5) months) following the applicable vesting date, one (1) share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Performance Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Performance Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4.             Treatment of Restricted Stock Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination as a result of the Participant’s death, unvested Restricted Stock Units will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Restricted Stock Units, and if the Committee fails to make such determination, the unvested Restricted Stock Units will terminate without further action at the end of such period.

5.             Company; Participant.

(a)            The term “Company” as used in this Performance Stock Unit Agreement with reference to service shall include the Company and its Subsidiaries.

(b)            Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred in accordance with Section 12(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

6.             Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 12(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7.             Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 12(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Restricted Stock Units shall have no rights as a shareholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8.             Tax Withholding. The provisions of Section 12(d) of the Plan are incorporated herein by reference and made a part hereof.

9.             Notice. Every notice and/or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices and/or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices and/or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and/or communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.           No Right to Continued Service. This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.

11.           Binding Effect. This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

12.           Waiver and Amendments. Except as otherwise set forth in Section 11 of the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13.           Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity (as defined below), then the Committee may, in its sole discretion, cancel any then-unvested Restricted Stock Units. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Performance Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law. For purposes of this Performance Stock Unit Agreement, “Detrimental Activity” means any of the following: (i) unauthorized disclosure or use of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group; or (iv) the Participant’s fraud or conduct contributing to any financial restatements or irregularities, in each case, which is reasonably likely to cause material harm (whether reputationally, economically, or otherwise) to any member of the Company Group and which conduct or activity, to the extent curable, is not cured by the Participant within ninety (90) days following written notice by the Board thereof.

14.           Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice, or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice, or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15.           Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and/or provisions of the Plan and the terms and/or provisions of this Performance Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16.           Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

17.           Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.           Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.           Entire Agreement. This Performance Stock Unit Agreement, the Grant Notice, and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

*         *         *

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